DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this 31st day of December, 2000 by and between Pictet Funds (the "Trust") and PFPC Distributors, Inc. (the "Distributor"), a corporation organized under the laws of the Commonwealth of Massachusetts, having its principal place of business at 4400 Computer Drive, Westborough, Massachusetts 01581.

         WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Trust identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission ("SEC") pursuant to the Trust's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Trust desires to retain the Distributor as distributor for the Fund to provide for the sale and distribution of the Shares of the Funds identified on Schedule A, and for such additional classes or series as the Trust may issue, and the Distributor is prepared to provide such services commencing on the Effective Date as such term is defined in Section 2 hereof.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  SERVICE AS DISTRIBUTOR
    ----------------------
1.1 The Distributor will act on behalf of the Trust for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Companies") including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that the Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

1.3 The Distributor shall, at its own expense, finance appropriate agreed upon activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, the printing and mailing of prospectuses to other than current shareholders.

1.4 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or the National Association of Securities Dealers.

1.5 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Trust.

1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, the Trust may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales and the Trust advises the Distributor promptly of such determination.

1.7 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate. The Trust shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notifications.

1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Trust and the Shares as the Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Trust as the Distributor may reasonably request.

1.9 The Trust represents to the Distributor that all Registration Statements and prospectuses filed by the Trust with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of said Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Trust filed with the SEC and any amendments or supplements thereto at any time filed with said Commission. The Trust represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify the Trust of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.10 The Trust authorizes the Distributor to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any legal fees incurred in connection therewith) which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

         (a) any untrue statement, or alleged untrue statement, of a material fact contained in the Trust's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or


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

         (b) any omission, or alleged omission, to state a material fact required to be stated in the Trust's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Trust by the Distributor or its affiliated persons for use in the Trust's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

         The Distributor, its officers, directors, and employees, and any such controlling person, as aforesaid, shall notify the Trust of any action brought against the Distributor, its officers, directors or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Boston, Massachusetts and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust or the Distributor, the Trust will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any Shares.

1.11 The Distributor agrees to indemnify and hold harmless the Trust, its several officers and trustees and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any reasonable legal fees incurred in connection therewith) which the Trust, its officers, trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise,  but only to the  extent  that  such  liability  or  expense incurred by the Trust, its officers or trustees, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by the Distributor or its affiliated persons (as defined in the 1940 Act).


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

         The agreement of the Distributor to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office in Westborough, Massachusetts, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, it officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 1.11.

1.12 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of said Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have any application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Registration Statement, Declaration of Trust, or bylaws.

1.13 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) of any  request  by the  SEC  for  amendments  to the  Registration
         Statement, prospectus or statement of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (d) of all  actions of the SEC with  respect to any  amendments  to any
         Registration   Statement,   prospectus   or  statement  of   additional
         information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

1.14 The Distributor agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.


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

1.15 The Distributor shall provide the following sales support services to the Trust: (i) sales literature review and recommendations for compliance with NASD and SEC rules and regulations; (ii) preparation of training materials for use by personnel of the Trust; (iii) preparation of ongoing compliance updates; (iv) provision of advice and counsel to the Trust with respect to regulatory matters, including monitoring regulatory and legislative developments that may affect the Trust; and
         (v) assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the board.

2.       TERM
         ----

         This Agreement shall become effective immediately upon the consummation of the acquistion of Provident Distributors, Inc. by PFPC Inc. (or a substantially similar transaction), which the parties anticipate to occur on or about December 31, 2000 (the "Effective Date") and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Trust without penalty, on at least sixty days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

3.       LIMITATION OF LIABILITY
         -----------------------

         (a) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Distributor against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or negligence of the Distributor in the performance of such obligations and duties or by reason of its reckless disregard thereof; provided, however, that as to any matter disposed of by a compromise payment by the Distributor, pursuant to a consent decree or otherwise, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that the Distributor did not engage in willful misfeasance, bad faith or negligence or reckless disregard of the performance of its obligations and duties (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Board of Trustees; or (iii) by a majority of the Board of Trustees who are neither interested persons of the Trust (as defined in the 1940 Act) nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry).

          (b) In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

4.       NOTICES
         -------

         All notices and other communications (collectively referred to as a "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to the Distributor at its address, 400 Bellevue Parkway, Wilmington, Delaware


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

         19809; (b) if to the Trust, at its principal place of business or (c) if to neither of the foregoing, at such other address as to which the sender shall have been notified by any such Notice or other communication. The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.

5.       FURTHER ACTIONS
         ---------------

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

6.       AMENDMENTS
         ----------

         This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

7.       GOVERNING STATE LAW
         -------------------

         This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.

8.       MATTERS RELATING TO THE TRUST AS A MASSACHUSETTS BUSINESS TRUST
         ---------------------------------------------------------------

         The names "Pictet Funds" and "Trustees of Pictet Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 23, 1995 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Pictet Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with a Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

9.       MISCELLANEOUS
         -------------
         This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                     PICTET FUNDS

                                                     By:/s/Jean G. Pilloud
                                                        ------------------
                                                     Title:Chairman & President
                                                           --------------------


                                                     PFPC DISTRIBUTORS, INC.



                                                     By:/s/Gary M. Gardner
                                                        ------------------
                                                     Title:/s/President
                                                           ------------


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


                                   SCHEDULE A

                          to the Distribution Agreement
                            between Pictet Funds and
                             PFPC Distributors, Inc.

Name of Series
--------------

Pictet Global Emerging Markets Fund
Pictet International Small Companies Fund
Pictet Eastern European Fund
Pictet European Equity Fund
Pictet International Equity Fund


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